Calculation of Filing Fee Tables
S-8
Mirum Pharmaceuticals, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	2020 Inducement Plan Common Stock, $0.0001 par value per share	Other	1,500,000	$ 74.16	$ 111,240,000.00	0.0001531	$ 17,030.84
Total Offering Amounts:						$ 111,240,000.00		$ 17,030.84
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 17,030.84
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the Securities Act), this Registration Statement on Form S-8 (this Registration Statement) shall also cover any additional shares of common stock (Common Stock) of Mirum Pharmaceuticals, Inc. (the Registrant) that become issuable under the Registrants 2020 Inducement Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction. The proposed maximum offering price per unit and proposed maximum aggregate offering price are estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act, which is calculated using the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Market on September 5, 2025, which date is within five business days prior to the filing of this Registration Statement. The amount registered represents 1,500,000 shares of the Registrants Common Stock that were added to its 2020 Inducement Plan pursuant to a share reserve increase approved by the Compensation Committee of the Registrants Board of Directors on September 4, 2025.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A